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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2001

HAWAIIAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

HAWAII (State or other jurisdiction of incorporation)	1-8836 (Commission file number)	99-0042880 (I.R.S. Employer identification number)
3375 Koapaka Street, Suite G350 Honolulu, Hawaii (Address of principal executive offices)	96819-1869 (Zip code)

Registrant's telephone number, including area code: (808) 835-3700

ITEM 5. OTHER EVENTS.

    On July 16, 2001, the Company issued the following press release:

Hawaiian Airlines To Acquire Nine Additional Boeing 767-300ER Widebody Aircraft; Company Announces Completion Of Its Fleet Modernization Plan

—Hawaiian To Have One Of The U.S. Industry's Youngest Fleets In 2003—

    HONOLULU—Hawaiian Airlines, Inc. (AMEX and PCX: HA) announced today the execution of Letters of Intent under which Hawaiian will acquire nine new Boeing 767-300ER (Extended Range) widebody aircraft powered by twin Pratt & Whitney PW4060 engines. Hawaiian plans to take delivery of the nine new aircraft from the third quarter of 2002 through the first half of 2003. The company is financing the acquisitions through long-term lease financing arranged through Boeing Capital Corporation and Ansett Worldwide Aviation Services.

    The nine aircraft will join seven other 767-300ERs Hawaiian has committed to acquire between the fourth quarter of 2001 and the second quarter of 2002. Today's announcement reflects Hawaiian's decision to replace all of its DC-10 aircraft with 767-300ERs, completing the company's fleet modernization plan, which will give Hawaiian one of the youngest fleets of any U.S. national or major carrier by 2003.

    During 2001, Hawaiian is replacing its entire short-haul fleet of 15 DC-9 aircraft used on interisland routes within Hawaii with 13 new Boeing 717-200 aircraft. Six of the new planes are already in service and generating positive response in the marketplace.

    John W. Adams, chairman of the board of Hawaiian Airlines, said completion of the company's fleet modernization plan establishes a firm foundation for growth of the company in future years.

    "This investment in Hawaiian's future—easily the largest in its 71-year history—positions the company well to capitalize on the latest technology in aviation. We must now ensure that this financial commitment is met with equal resolve to improve the company's profitability in the months and years ahead," Adams said.

    Hawaii Governor Benjamin J. Cayetano said, "This major investment in the future of Hawaii air transportation and tourism speaks volumes about how hard the employees and management of Hawaiian Airlines are working to make their company competitive and successful. I commend Hawaiian Airlines for its leadership. This modern fleet will improve the overall visitor experience here, continuing to make Hawaii one of the most desirable destinations in the world."

    Paul J. Casey, vice chairman and chief executive officer of Hawaiian Airlines, said the agreement announced today culminates a three-year project to evaluate the company's growth prospects and fleet requirements.

    "This is a proud day for Hawaiian Airlines. It is a credit to the employees at every level of Hawaiian Airlines that we are able to make an investment of this magnitude in our future. The efficiency and flexibility of Hawaiian's new fleet will provide exciting new opportunities to enhance the level of our service and to pursue potential new markets previously out of our reach on a nonstop basis," Casey said.

    Hawaiian's new B767-300ER aircraft will feature the same interiors as Boeing's most advanced long-range commercial aircraft, the Boeing 777. Each aircraft will hold a total of 264 seats, 18 in a double-aisle 2-2-2 configuration in First Class and 246 in a double-aisle 2-3-2 configuration in Coach Class.

    Robert W. Zoller, president and chief operating officer of Hawaiian, said, "The Boeing 767 is the ideal aircraft for Hawaiian's long-haul route structure. It offers unprecedented efficiency in terms of fuel, maintenance and labor costs. Its range of up to 12 hours opens up a whole new dimension of possibilities for route expansion. And our customers will love the roomy feel of the double-aisle, widebody 777 interiors—especially the seating configuration, which offers window or aisle seating for 88 percent of the passenger cabin and leaves no one farther than one seat from an aisle."

    Doug Groseclose, Boeing Commercial Airplanes' vice president International Sales, said, "The Boeing 767 offers the lowest operating cost per trip of any widebody airplane and is one of the most popular twin-aisle airplanes ever built. Hawaiian's new airplanes will include the 767's new interior, featuring the 777-style open and spacious architecture, which substantially increases stowage for carry-on baggage."

    Founded in 1929 as Inter-Island Airways, Hawaiian Airlines launched the first commercial airline service in Hawaii on November 11, 1929. The company also introduced the first jets in interisland Hawaii service more than 30 years ago.

    From its Honolulu hub, Hawaiian serves the Islands of Maui, Kauai, Lanai, Molokai and the Big Island of Hawaii. The nation's 12th largest carrier, Hawaiian also operates 15 widebody flights a day between Hawaii and the U.S. mainland. Its DC-10 South Pacific service links Honolulu with American Samoa and Tahiti twice weekly. Hawaiian Airlines has earned numerous international awards for service in recent years and most recently was rated the top U.S. carrier overall in the "Premium" service category in the 2001 Zagat Survey. Additional information on Hawaiian Airlines, including previously issued company news releases, is available via the airline's Web site at www.hawaiianair.com.

    The world's largest producer of commercial jetliners, Boeing Commercial Airplanes Group maintains its leadership with renown focus on customers and their requirement for products and services that deliver outstanding value. Only Boeing offers 23 airplane models to serve every passenger market from 100 seats to nearly 600 seats, as well as the most complete line of cargo freighters. Additional information on The Boeing Company is available on the company's Web site at www.boeing.com.

    Information provided herein by the Hawaiian Airlines contains "forward-looking" information, as that term is defined by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These cautionary statements are being made pursuant to the provisions of the PSLRA and with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA. Hawaiian Airlines cautions investors that any forward-looking statements made by Hawaiian Airlines are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to risks or uncertainties detailed in Hawaiian Airlines' filings with the Securities and Exchange Commission. Additional risk factors include, but are not limited to, successful negotiations with suppliers and vendors other than the aircraft manufacturer, the outcome of union negotiations, general economic conditions, trends in the airline industry, the effect of competition, the ability to control costs and expenses and the ability of Hawaiian Airlines to successfully complete its fleet transition. Hawaiian Airlines undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN AIRLINES, INC.
Dated: July 16, 2001	By	/s/ CHRISTINE R. DEISTER
Christine R. Deister Executive Vice President and Chief Financial Officer

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  ITEM 5. OTHER EVENTS.
SIGNATURE